UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (October 1, 2004)

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Gerber Scientific, Inc. ("Gerber") announced on July 2, 2004 that Shawn M. Harrington advised Gerber's Board of Directors of his resignation as executive vice president and chief financial officer effective September 30, 2004. A copy of the press release announcing Mr. Harrington's resignation was attached as an exhibit to a Current Report filed on Form 8-K by Gerber with the Securities and Exchange Commission on July 2, 2004. The Company's Board of Directors and senior management are now in the process of recruiting Mr. Harrington's successor.

(c) Mr. Harrington served as Gerber's principal accounting officer. On September 22, 2004, Gerber's Board of Directors appointed Anthony L. Mattacchione as interim principal accounting officer effective October 1, 2004. Mr. Mattacchione, age 41, joined Gerber in August 1990 and has served as vice president and corporate controller since October 2002 and is currently chairman of its Disclosure Committee. Mr. Mattacchione held the positions of assistant secretary from November 2002 to November 2003, corporate controller from December 2000 to October 2002, acting principal accounting officer from June 2001 to November 2001, and assistant corporate controller from August 1996 to December 2000. Mr. Mattacchione is a certified public accountant in the State of Connecticut and is a member of the American Institute of Certified Public Accountants and Connecticut Society of Certified Public Accountants. Mr. Mattacchione received an M.B.A. in finance from the University of Connecticut and a B.S. in accounting from Central Connecticut State University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	October 1, 2004	By:	/s/ Anthony L. Mattacchione
Anthony L. Mattacchione Vice President and Corporate Controller (Interim Principal Accounting Officer)